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                                  Exhibit 10.16
      Second Amendment to the Scholastic Inc. 401(k) Savings and Retirement Plan
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                             SECOND AMENDMENT TO THE
               SCHOLASTIC INC. 401(K) SAVINGS AND RETIREMENT PLAN

      In accordance with Section 12.1 of the Scholastic Inc. 401(k) Savings and Retirement Plan (the "Plan"), the Plan is hereby amended in the following particulars, effective January 1, 1999:

      1. The first three paragraphs of the Plan (the three immediately preceding
Article I) are revised to read as follows:

      The Plan was originally established effective January 1, 1986, as the Scholastic Inc. Employee Stock Ownership Plan (the "Prior Plan") by Scholastic Inc. for the exclusive benefit of its eligible employees and their beneficiaries. On July 16, 1987, SI Acquisition Inc. merged with Scholastic Inc. and, as a result of such merger, Scholastic Inc. became a wholly-owned subsidiary of Scholastic Corporation (formerly known as SI Holdings Inc.), a Delaware corporation. In addition, effective on the same date, the Prior Plan was renamed the Scholastic Inc. 401(k) Savings and Retirement Plan and converted into a profit-sharing plan with a cash or deferred arrangement and a savings feature (the "Plan").

      The Plan is intended to provide employees of Scholastic Inc. and its affiliates that have adopted the Plan with the opportunity to accumulate savings on a pre-tax and after-tax basis. Participation in the Plan by employees is entirely voluntary.

      Scholastic Inc. amended and restated the Plan, effective as of June 1, 1992 (except as otherwise specifically provided herein) to comply with the Tax Reform Act of 1986, subsequent legislation and governmental regulations and certain administrative and conforming amendments. The Plan has thereafter been amended from time to time. Scholastic Inc. and Scholastic Corporation have now determined it desirable to amend Section 1.11 of the Plan effective January 1, 1999, to designate Scholastic Corporation as the "Company" with all of the powers, authority and responsibilities of the Company as outlined under the Plan.

      2. Section 1.3 is hereby revised to read as follows:

      Section 1.3 "AFFILIATE" shall mean, except as otherwise provided in
Article XI, the Employer and each of (a) any corporation of which at least 80% of the total combined voting power of all classes of stock entitled to vote is owned at the time of reference, either directly or indirectly, by the Employer,
(b) any other trade or business whether or not incorporated, which, at the time of reference, is controlled by or under common control with the Employer, within the meaning of Section 414(c) of the Code, (c) any member, at the time of reference, of an affiliated service group within the meaning of Section 414(m) of the Code, which includes the Employer, and (d) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.
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      3. Section 1.11 of the Plan is hereby revised to read as follows:

      Section 1.11 "COMPANY" shall mean Scholastic Corporation, a Delaware corporation and its successors and assigns.

      4. Section 1.18 is hereby revised to read as follows:

      Section 1.18 "EMPLOYER" shall mean the Company and each of its direct and indirect subsidiaries, except those expressly excluded at Appendix B, which may be modified from time to time by Scholastic Inc.

      5. Section 1.34 is revised to read as follows:

      Section 1.34 "STOCK" shall mean the common stock of the Company.

      6. Section 3.1 is hereby revised to read as follows:

      Section 3.1 PARTICIPATION. An Eligible Employee who is employed by the Employer shall become a Participant in the Plan as of the first day following either: (a) the date the Employee authorizes the Employer to reduce his or her Compensation for each pay period by an amount determined in accordance with
Section 4.1 and/or Section 4.6, provided that the election is made in advance of the first day for which the election is effective at the time and in the manner required by the Committee pursuant to such uniform rules and regulations as the Committee shall establish; or (b) the date if any, that the Company, in its sole discretion, determines to make Employer Contributions pursuant to Section 4.9 on behalf of such Eligible Employees. An Employee who was a Participant in the Prior Plan on the day before July 16, 1987 shall become a Participant in the Plan on July 16, 1987. An Employee who was employed by an entity set forth in Appendix A on the "date of acquisition" set forth in Appendix A and who became an Employee as of such date of acquisition shall become a Participant on the "participation date" set forth in Appendix A or, if later, the date on which he becomes an Eligible Employee and the requirements of (a) or (b) above are met with respect to such Employee. An Eligible Employee shall cease to be a Participant in the Plan upon the complete distribution of his or her Account.


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      IN WITNESS WHEREOF, the undersigned have executed this amendment this 10th day of December, 1998.

                                                SCHOLASTIC INC.


                                        By: /s/ RICHARD SPAULDING
                                            ------------------------------------
                                                Richard Spaulding
                                                Chairman - Fiduciary Committee &
                                                Executive Vice President

Agreed to by Scholastic Corporation


By: /s/ RICHARD SPAULDING
    ----------------------------------
        Richard Spaulding
        Chairman - Fiduciary Committee
        & Executive Vice President


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